             STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



                                               Three Months Ended December 31,
                                               -------------------------------
                                                      1999           1998
                                               -------------    ------------
Basic and diluted weighted average
 number of shares of common stock
 outstanding                                       6,910,200      6,909,480
                                                 ===========    ===========
Net earnings (loss)                              $(3,166,024)   $  (283,663)
                                                 ===========    ===========
Basic and diluted earnings (loss)
 per share                                       $     (0.46)   $     (0.04)
                                                 ===========    ===========


                                                Nine Months Ended December 31,
                                                ------------------------------
                                                      1999           1998
                                                 -----------    -----------

Basic and diluted weighted average
 number of shares of common stock
 outstanding                                       6,910,103      6,909,077
                                                 ===========    ===========
Net earnings (loss)                              $(5,256,280)   $   732,009
                                                 ===========    ===========
Basic and diluted earnings (loss)                $     (0.76)  $       0.11
 per share                                       ===========    ===========